Exhibit 99.1

WebSideStory Announces Record Revenue and Earnings
Thursday October 28, 1:00 pm PDT

SAN DIEGO—(PR Newswire)—October 28, 2004—WebSideStory, Inc. (NASDAQ - WSSI), a leading provider of on-demand Web analytics, today announced its results for the third quarter ended September 30, 2004.

•	Revenue was $5.7 million for the third quarter of 2004, compared to $4.1 million for the same period of 2003.

•	Net income was $614 thousand for the third quarter of 2004 compared to a loss of $561 thousand for the same period of 2003.

•	Pro-forma net income before stock-based compensation was $807 thousand for the third quarter of 2004, compared to a net loss before stock-based compensation of $39 thousand for the same period of 2003. Stock-based compensation charges were $193 thousand for the third quarter of 2004, compared to $522 thousand for the same period of 2003.

•	Cash flow from operations was $1.46 million for the third quarter of 2004.

“We are pleased to report revenue of $5.7 million. That is a 41% increase in our total revenues and a 46% increase in our subscription revenues over the same period last year,” said Jeff Lunsford, WebSideStory Chairman and CEO. “We achieved our fourth consecutive quarter of profitability while adding more than 70 customers to our enterprise product subscriber base.”

WebSideStory announced last week the first release of the HBX Stream platform. HBX Stream is a set of application interfaces based on open standards such as SOAP and XML that will allow HBX customers and partners to access the rich and growing base of customer interaction data within the HBX platform. The announcement included six digital marketing service providers as founding partners. “HBX Stream is a major milestone for WebSideStory,” said Lunsford. “We believe in an open architecture and in building an open ecosystem of digital marketing service providers around the HBX platform. HBX Stream will allow customers and common partners such as interactive agencies and email service providers to further leverage the valuable site interaction and site performance data HBX harvests for them.”

Recent Events

On September 27, 2004, WebSideStory priced its initial public offering and the stock began trading on the NASDAQ National Market the next day on September 28. On October 1, 2004 the initial public offering closed and the company issued 5,000,000 shares at $8.50 per share for total gross proceeds of $42.5 million. $16.75 million of those proceeds were used to redeem the Company’s redeemable preferred stock. The significant changes to the September 30, 2004 balance sheet as a result of the initial public offering include the cash and marketable securities balance increasing to $30.9 million, the redemption of the redeemable preferred stock for $16.75 million, and the convertible preferred stock converting to 5,634,131 shares of common stock. On October 26, 2004 the Company announced that the underwriters of its initial public offering have exercised their over-allotment option in full to purchase from the selling stockholders 750,000 shares of common stock to be offered at the public offering price of $8.50 per share.

Financial Guidance

WebSideStory’s financial guidance is as follows:

	Q4-04	Q1-05	Q2-05	Q3-05
Revenue (millions)	$6.2-$6.3	$6.6-$6.8	$7.1-7.4	$7.8-8.2
Net income before stock-based compensation (millions)	$.85-$.95	$1.1-1.2

Conference Call and Webcast Information

Management will host a quarterly conference call and simultaneous webcast to discuss the results today, Thursday, October 28, 2004, at 1:30 p.m. Pacific Daylight Time. To participate in the call, investors should dial 888 396-2369 (domestic) or 617 847-8710 (international) 10 minutes prior to the scheduled call. The pass code is 90527035. Additionally, a live audio-only webcast of the call may be accessed via the Internet at www.websidestory.com. An archived version of the webcast will also be available for at least twelve months, beginning two hours after completion of the call, at the same location.

Safe Harbor Statement

Statements in this press release that are not a description of historical facts are forward-looking statements. For example, statements about financial condition, possible or assumed future results of operations, growth opportunities, and plans and objectives of management are all forward-looking statements. You should not regard any forward-looking statement as a representation by WebSideStory that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in WebSideStory’s business including, without limitation: WebSideStory’s limited experience in an emerging market with unproven business and technology models; WebSideStory’s reliance on its Web analytics services for the majority of its revenue; WebSideStory’s recent achievement of profitability and the risk that it may not maintain its profitability; the highly competitive markets in which WebSideStory operates that may make it difficult for the company to retain customers; the risk that WebSideStory’s customers fail to renew their agreements; the risk that WebSideStory’s services may become obsolete in a market with rapidly changing technology and industry standards; and other risks described in WebSideStory’s Securities and Exchange Commission filings, including WebSideStory’s prospectus dated September 27, 2004. Do not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. All forward-looking statements are qualified in their entirety by this cautionary statement and WebSideStory undertakes no obligation to revise or update this news release to reflect events or circumstances after the date of this news release.

About WebSideStory, Inc.

WebSideStory is a leading provider of on-demand Web analytics services. WebSideStory’s services collect data from Web browsers, process that data and deliver reports of online behavior to our customers on demand. More than 600 enterprises currently use WebSideStory’s services to understand how Internet users respond to Web site design and content, online marketing campaigns and e-commerce offerings. As a result, WebSideStory’s customers can make more effective marketing decisions and improve the merchandising, sales, support and design of their Web sites. For more information, contact Tom Willardson CFO, WebSideStory, Inc. Voice: 858 546-0040 x387. Fax: 858.546.0480. Address: 10182 Telesis Court, 6th Floor, San Diego, CA 92121. E-mail: twillardson@websidestory.com. Web site: www.WebSideStory.com. HBX is a trademark and WebSideStory is a registered trademark of WebSideStory. Other trademarks belong to their respective owners.

Financial Statements

WebSideStory, Inc.
Consolidated Balance Sheets

	December 31,	September 30,
	2003	2004
		(unaudited)
	(in thousands, except share and per share data)
Assets
Current assets:
Cash and cash equivalents	$5,690	$6,407
Short-term investments	—	1,900
Accounts receivable	2,257	3,323
Prepaid expenses and other current assets	433	2,075

Total current assets	8,380	13,705
Property and equipment, net	1,244	1,394
Other assets	226	240

Total assets	$9,850	$15,339

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$619	$1,570
Accrued liabilities	1,072	1,727
Deferred revenue	3,934	5,906

Total current liabilities	5,625	9,203
Equipment term loan	—	—
Deferred rent	393	338
Other liabilities	54	54

Total liabilities	6,072	9,595

Redeemable preferred stock	14,056	15,361
Convertible preferred stock	28,837	28,006

	42,893	43,367
Stockholders’ equity (deficit)
Common stock	5	5
Additional paid-in capital	17,733	18,098
Unearned stock-based compensation	(1,157)	(973)
Accumulated other comprehensive income	276	280
Accumulated deficit	(55,972)	(55,033)

Total stockholders’ equity (deficit)	(39,115)	(37,623)

Total liabilities and stockholders’ equity (deficit)	$9,850	$15,339

Consolidated Statement of Operations

	Three Months Ended		Nine Months Ended
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	(unaudited)		(unaudited)
	2003	2004	2003	2004
Revenues:
Subscriptions	$3,919	$5,728	$11,273	$15,956
Advertising	158	7	529	112

Total revenues	4,077	5,735	11,802	16,068
Cost of revenues:
Cost of revenues	783	852	2,419	2,390
Stock-based compensation expenses	(5)	3	5	13

Total cost of revenues	778	855	2,424	2,403

Gross profit	3,299	4,880	9,378	13,665
Operating expenses
Sales and marketing	1,827	2,308	5,674	6,804
Technology development	866	919	2,525	2,917
General and administrative	651	843	2,430	2,329
Stock-based expenses(*)	527	190	1,041	676

Total operating expenses	3,871	4,260	11,670	12,726
Income (loss) from operations	(572)	620	(2,292)	939

Interest expense	(3)	—	(18)	(1)
Interest income	13	19	38	52
Other income	1	4	1	4

Income (loss) before provision for (benefit from) income taxes	(561)	643	(2,271)	994

Provision for (benefit from) income taxes	—	29	—	54

Net income (loss)	(561)	614	(2,271)	940

Accretion of discount on redeemable preferred stock	$(398)	$(458)	$(1,152)	$(1,326)
Cumulative dividends of convertible redeemable preferred stock	—	(156)	—	—

Net income (loss) attributable to common stockholders	$(959)	$—	$(3,423)	$(386)
Net income (loss) per share attributable to common shareholders:
Basic	$(0.24)	$—	$(0.87)	$(0.08)
Diluted	$(0.24)	$—	$(0.87)	$(0.08)
Weighted-average number of shares used in per share amounts
Basic	4,073,536	4,663,440	3,949,179	4,580,572
Diluted	4,073,536	11,603,003	3,949,179	4,580,572
(*) Stock-based compensation expenses
Sales and marketing	309	45	259	167
Technology development	20	8	54	31
General and administrative	198	137	728	478

	527	190	1,041	676